EXHIBIT 99

Form 3 - Joint Filer Information

Name:	Alcimede LLC

Address:	400 South Australian Avenue, 8th Floor
West Palm Beach, FL 33401

Designated Filer:	Seamus Lagan

Issuer & Ticker Symbol:	Medytox Solutions, Inc. (MMMS)

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):	October 1, 2012

Relationship of Reporting Person to Issuer:	10% Owner

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	Alcimede LLC

By: /s/ Seamus Lagan
Seamus Lagan, Sole Member